The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement, product supplement and underlying supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated May 29, 2024

PRICING SUPPLEMENT dated May    , 2024
(To the Prospectus dated May 23, 2022,
the Prospectus Supplement dated June 27, 2022,
the Product Supplement No. WF-1 dated October 17, 2022 and
the Underlying Supplement dated June 27, 2022)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-265158
Barclays Bank PLC Global Medium-Term Notes, Series A

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR®
Fund due March 1, 2029

■  Linked to the lowest performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund (each referred to as a “Fund”)

■  The securities are redeemable debt securities of Barclays Bank PLC that, unlike ordinary debt securities, do not provide for fixed payments of interest and do not repay a fixed amount of principal at stated maturity. Whether the securities pay a contingent coupon and, if the securities are not redeemed prior to stated maturity, whether you receive the principal amount of your securities at stated maturity will depend in each case on the fund closing price of the lowest performing Fund as described below. The lowest performing Fund on any eligible trading day during an observation period (including on the final calculation day) is the Fund that has the lowest performance factor on that day, calculated for each Fund as the fund closing price of that Fund on that day divided by its starting price.

■  Contingent Coupon. The securities will pay a contingent coupon with respect to each quarterly observation period until the earlier of stated maturity or early redemption if the fund closing price of the lowest performing Fund on each eligible trading day during such observation period is greater than or equal to its coupon threshold price. However, if the fund closing price of the lowest performing Fund on any eligible trading day during an observation period is less than its coupon threshold price, you will not receive any contingent coupon with respect to that observation period. This will be the case even if the fund closing price of the lowest performing Fund is greater than or equal to its coupon threshold price on one or more other eligible trading days during that observation period, and even if the better performing Funds perform favorably. If the fund closing price of at least one Fund is less than its coupon threshold price on one or more eligible trading days during each observation period, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be at least 9.45% per annum.

■  Optional Redemption. The issuer may, at its option, redeem the securities on any contingent coupon payment date beginning approximately six months after their issue date. If the issuer elects to redeem the securities prior to maturity, you will receive the principal amount plus any contingent coupon payment otherwise due.

■  Potential Loss of Principal. If the issuer does not redeem the securities prior to stated maturity, you will receive the principal amount at stated maturity if the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 45%, and possibly all, of the principal amount of your securities.

■  The coupon threshold price of each Fund is equal to 60% of its starting price, and the downside threshold price of each Fund is equal to 55% of its starting price.

■  You will not participate in any appreciation of any Fund.

■  Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each eligible trading day during the observation periods, including on the final calculation day. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably.

■  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-8 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

■  No fixed periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PPS-6 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 23, 2022, the prospectus supplement dated June 27, 2022, the product supplement no. WF-1 dated October 17, 2022 and the underlying supplement dated June 27, 2022, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PPS-13 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PPS-8 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$23.25	$976.75
Total
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $910.80 and $940.80 per security. The estimated value is expected to be less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PPS-7 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of up to $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Terms of the Securities

Issuer:	Barclays Bank PLC
The Energy Select Sector SPDR® Fund (the “XLE Fund”), the Financial Select Sector SPDR® Fund (the “XLF Fund”), the Technology Select Sector SPDR® Fund (the “XLK Fund”) and the Health Care Select Sector SPDR® Fund (the “XLV Fund”) (each referred to as a “Fund,” and collectively as the “Funds”)
	Market Measure	Bloomberg Ticker Symbol	Starting Price(a)	Coupon Threshold Price(b)	Downside Threshold Price(c)
Market Measures[1]:	XLE Fund	XLE UP<Equity>	$	$	$
	XLF Fund	XLF UP<Equity>	$	$	$
	XLK Fund	XLK UP<Equity>	$	$	$
	XLV Fund	XLV UP<Equity>	$	$	$
(a) With respect to each Fund, the fund closing price of that Fund on the pricing date (b) With respect to each Fund, 60% of its starting price (c) With respect to each Fund, 55% of its starting price
Pricing Date:	May 30, 2024
Issue Date:	June 4, 2024
Final Calculation Day[2]:	February 26, 2029
Stated Maturity Date[2]:	March 1, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

With respect to each observation period, you will receive on the related contingent coupon payment date a contingent coupon payment at a per annum rate equal to the contingent coupon rate if the fund closing price of the lowest performing Fund on each eligible trading day during such observation period is greater than or equal to its coupon threshold price.

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 4

Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any eligible trading day during an observation period is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of at least one Fund is less than its coupon threshold price on one or more eligible trading days during each observation period, you will not receive any contingent coupon payments over the term of the securities.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any, even if the fund closing price of the lowest performing Fund on any observation period end-date significantly exceeds its starting price. You will not participate in any appreciation of any Fund.

Contingent Coupon Payment Dates[2]:	Quarterly, on the third business day following each observation period end-date, provided that the contingent coupon payment date with respect to the final observation period will be the stated maturity date. If an observation period end-date is postponed with respect to one or more Funds, the related contingent coupon payment date will be three business days after the latest observation period end-date as postponed.
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 9.45% per annum.

PPS-2

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Optional Redemption:

We may, at our option, redeem the securities, in whole but not in part, on any optional redemption date. If we elect to redeem the securities prior to stated maturity, you will be entitled to receive on the applicable optional redemption date a cash payment per security in U.S. dollars equal to the principal amount plus any contingent coupon payment otherwise due.

If we elect to redeem the securities on an optional redemption date, we will give you notice on or before the observation period end-date immediately preceding that optional redemption date. Any redemption of the securities will be at our option and will not automatically occur based on the performance of any Fund.

If the securities are redeemed, they will cease to be outstanding on the applicable optional redemption date and you will have no further rights under the securities after that date.

Observation Periods:

Each observation period will consist of each day that is a trading day for at least one Fund (each such day, an “eligible trading day”) from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each eligible trading day from but excluding the pricing date to and including the first observation period end-date.

If a market disruption event or non-trading day occurs with respect to a Fund on any eligible trading day during an observation period (other than an observation period end-date), that Fund will be disregarded on that eligible trading day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period. For the avoidance of doubt, any such eligible trading day for any Fund not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a contingent coupon payment is payable with respect to such observation period, even if that day is not a trading day for any other Fund or a market disruption event has occurred with respect to any other Fund on that day.

Observation Period End-Dates[2]:	Quarterly, on the 24th day of each February, May, August and November, commencing August 2024 and ending February 2029, provided that the February 2029 observation period end-date will be the final calculation day
Optional Redemption Dates[2]:	Quarterly, beginning approximately six months after the issue date, on the contingent coupon payment dates following each observation period end-date scheduled to occur from November 2024 to November 2028, inclusive
Maturity Payment Amount:

If we do not redeem the securities prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to any contingent coupon payment otherwise due). The “maturity payment amount” per security will equal:

•  if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price: $1,000; or

•  if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If we do not redeem the securities prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 45%, and possibly all, of the principal amount of your securities at stated maturity.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

PPS-3

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Lowest Performing Fund:	For any eligible trading day during an observation period (including the final calculation day), the “lowest performing Fund” will be the Fund with the lowest performance factor on that eligible trading day and that has not been disregarded due to a market disruption event or non-trading day in accordance with “—Observation Periods” above. For the avoidance of doubt, if any eligible trading day is a valid day for only one Fund, then that Fund will be the lowest performing Fund on that eligible trading day.
Performance Factor:	With respect to a Fund on any eligible trading day during an observation period, its fund closing price on such day divided by its starting price.
Fund Closing Price[1]:	With respect to each Fund, “fund closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the product supplement. The fund closing price of each Fund is subject to adjustment through the adjustment factor as described in the product supplement.
Ending Price[1]:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06745QXZ7 / US06745QXZ70
Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of up to $23.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $23.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

We expect that delivery of the securities will be made against payment for the securities on the issue date, which is more than one business day following the pricing date. Notwithstanding anything to the contrary in the accompanying prospectus supplement, under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, effective May 28, 2024, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.

1 If the shares of a Fund are de-listed or if a Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund or, if no successor fund is available, will calculate the value to be used as the fund closing price of that Fund. In addition, in the case of certain events related to a Fund, the calculation agent may adjust any variable, including but not limited to, the starting price, ending

PPS-4

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

price, threshold price and fund closing price of that Fund if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Fund. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement.

2 If any observation period end-date is not a trading day with respect to any Fund, that observation period end-date for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. An observation period end-date will also be postponed for any Fund if a market disruption event occurs with respect to that Fund on that observation period end-date as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the final calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement.

PPS-5

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 23, 2022, as supplemented by the prospectus supplement dated June 27, 2022 relating to our Global Medium-Term Notes, Series A, of which these securities are a part, the product supplement no. WF-1 dated October 17, 2022 and the underlying supplement dated June 27, 2022. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement, product supplement or underlying supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 23, 2022: http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm

•	Prospectus Supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated October 17, 2022: https://www.sec.gov/Archives/edgar/data/312070/000095010322017881/dp182509_424b2-wf1.htm

•	Underlying Supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011304/dp169384_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PPS-6

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Additional Information Regarding Our Estimated Value of the Securities

The final terms for the securities will be determined on the date the securities are initially priced for sale to the public (the “pricing date”) based on prevailing market conditions on or prior to the pricing date and will be communicated to investors orally and/or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately five months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-13 of this pricing supplement.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-7

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-8

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

•	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You do not anticipate that the ending price of the lowest performing Fund on the final calculation day will be less than its downside threshold price, and you are willing and able to accept the risk that, if it is, you will lose more than 45%, and possibly all, of the principal amount of your securities at stated maturity.

•	You are willing and able to accept that you will not receive a contingent coupon payment with respect to an observation period if the fund closing price of the lowest performing Fund on any eligible trading day during that observation period is less than its coupon threshold price, even if the fund closing price of the lowest performing Fund is greater than or equal to its coupon threshold price on one or more other eligible trading days during that observation period.

•	You do not anticipate that the fund closing price of the lowest performing Fund will be less than its coupon threshold price on any eligible trading day during the observation periods, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You are willing and able to accept the individual market risk of each Fund and you understand that poor performance by any Fund over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Funds.

•	You are willing and able to forgo participation in any appreciation of any Fund, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Funds or the securities held by the Funds, nor will you have any voting rights with respect to the Funds or the securities held by the Funds.

•	You are willing and able to accept the risk that we may redeem the securities prior to stated maturity at our option beginning approximately six months after their issue date, that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if we do not redeem the securities.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

•	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the ending price of the lowest performing Fund on the final calculation day will be less than its downside threshold price, or you are unwilling or unable to accept the risk that, if it is, you will lose more than 45%, and possibly all, of the principal amount of your securities at stated maturity.

PPS-9

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

•	You anticipate that the fund closing price of the lowest performing Fund will be less than its coupon threshold price on one or more eligible trading days during the observation periods, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You are unwilling or unable to accept the individual market risk of each Fund or the risk that poor performance by any Fund over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Funds.

•	You seek exposure to any upside performance of the Funds or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Funds or the securities held by the Funds.

•	You are unwilling or unable to accept the risk that we may redeem the securities prior to stated maturity at our option.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not redeemed.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PPS-13 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Funds, please see the sections titled “The Energy Select Sector SPDR® Fund,” “The Financial Select Sector SPDR® Fund,” “The Technology Select Sector SPDR® Fund” and “The Health Care Select Sector SPDR® Fund” below.

PPS-10

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Determining Payment on a Contingent Coupon Payment Date and at Maturity

Unless we have previously redeemed the securities at our option, on each contingent coupon payment date prior to the stated maturity date, whether you receive a contingent coupon payment will be determined based on the fund closing price of the lowest performing Fund on each eligible trading day during the related observation period.

Step 1: Determine which Fund is the lowest performing Fund on each eligible trading day during the related observation period. The lowest performing Fund on any eligible trading day during an observation period is the Fund that has the lowest performance factor on that date, calculated for each Fund as the fund closing price of that Fund on that date divided by its starting price.

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date prior to the stated maturity date, based on the fund closing price of the lowest performing Fund on each eligible trading day during the relevant observation period, as follows:

On the stated maturity date, if we have not previously redeemed the securities at our option, you will receive a cash payment per security (the maturity payment amount) calculated as described below.

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund that has the lowest performance factor on the final calculation day, calculated for each Fund as its ending price divided by its starting price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day, as follows:

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PPS-11

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding any contingent coupon payment otherwise due) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been redeemed prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Funds is not relevant to your return on the securities.

PPS-12

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Funds or the securities held by the Funds or composing the underlying indices (as defined under “The Energy Select Sector SPDR® Fund,” “The Financial Select Sector SPDR® Fund,” “The Technology Select Sector SPDR® Fund” and “The Health Care Select Sector SPDR® Fund” below). Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If We Do Not Redeem The Securities Prior to Stated Maturity, You May Lose Some Or All Of The Principal Amount Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If we do not exercise our right to redeem the securities prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the principal amount, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the price of the lowest performing Fund from its starting price. The downside threshold price for each Fund is 55% of its starting price. For example, if we do not redeem the securities prior to stated maturity and the lowest performing Fund on the final calculation day has declined by 45.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 45.1% of the principal amount. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the principal amount of your securities at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Fund on the final calculation day is greater than its downside threshold price, the maturity payment amount will not exceed the principal amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays Bank PLC or another issuer with a similar credit rating.

•	The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities — On each contingent coupon payment date you will receive a contingent coupon payment if the fund closing price of the lowest performing Fund on each eligible trading day during the related observation period is greater than or equal to its coupon threshold price. If the fund closing price of the lowest performing Fund on any eligible trading day during the related observation period is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of at least one Fund is less than its coupon threshold price on one or more eligible trading days during each observation period over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

•	Whether You Receive A Contingent Coupon Payment On A Contingent Coupon Payment Date Will Depend On The Closing Price Of The Lowest Performing Fund On Each Eligible Trading Day During The Related Observation Period — Whether you receive a contingent coupon payment on any contingent coupon payment date will be determined at the end of the related observation period, based on the fund closing price of the lowest performing Fund on each eligible trading day during that observation period. If any eligible trading day during an observation period is a valid day for only one Fund due to a market disruption event or non-trading day for the other Funds, then that Fund will be the lowest performing Fund on that eligible trading day. Therefore, if the fund closing price of any one of the Funds is less than its coupon threshold price on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the fund closing price of the lowest performing Fund is greater than or equal to its coupon threshold price on one or more other eligible trading days during that observation period, and even if the better performing Funds perform favorably.

•	The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If The Other Funds Perform Favorably — You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The securities are not linked to a basket composed of the Funds, where the better performance of some Funds could offset the poor performance of others. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each eligible trading day during each observation period. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

PPS-13

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

•	You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Fund — Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Fund.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Eligible Trading Day During The Observation Periods, Including The Final Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Funds — Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each eligible trading day during the observation periods, including on the final calculation day. Although it is necessary for each Fund to close at or above its coupon threshold price on each eligible trading during the relevant observation period in order for you to receive a contingent coupon payment and at or above its downside threshold price on the final calculation day for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Funds. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Funds would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

•	Higher Contingent Coupon Rates Are Associated With Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measure of the degree of variation in the prices of the Funds over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Funds represents a statistical measurement of the degree to which the returns of those Funds are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its coupon threshold price on one or more eligible trading days during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the principal amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount at maturity.

•	Our Redemption Right May Limit Your Potential To Receive Contingent Coupon Payments — We may, at our option, redeem the securities on any optional redemption date. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the securities at a time when the lowest performing Fund is performing favorably from your perspective—in other words, at a time when, if the securities were to remain outstanding, it is more likely that you would have continued to receive contingent coupon payments and been repaid the principal amount at maturity. Therefore, our redemption right is likely to limit your potential to receive contingent coupon payments if the lowest performing Fund is performing favorably from your perspective. On the other hand, we will be less likely to redeem the securities at a time when the lowest performing Fund is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the securities at a time when it is less likely that you will continue to receive contingent coupon payments and it is less likely that you will be repaid the principal amount at maturity.

If we exercise our redemption right, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event we redeem the securities prior to maturity.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Funds — The correlation of a pair of Funds represents a statistical measurement of the degree to which the returns of those Funds are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Funds will not be correlated. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to your return on the securities. It is impossible to predict what the relationship between

PPS-14

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

the Funds will be over the term of the securities. The Funds may represent different equity markets, and those equity markets may not perform similarly over the term of the securities.

•	Any Payment On The Securities Will Be Determined Based On The Fund Closing Prices Of The Funds On The Dates Specified — Any payment on the securities will be determined based on the fund closing prices of the Funds on the dates specified. You will not benefit from any more favorable values of the Funds determined at any other time.

•	Owning The Securities Is Not The Same As Owning Any Or All Of The Funds, The Securities Held By The Funds Or The Securities Composing The Underlying Indices — The return on your securities may not reflect the return you would realize if you actually owned any or all of the Funds, the securities held by the Funds or the securities composing the underlying indices. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of any or all of the Funds, the securities held by the Funds or the securities composing the underlying indices would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of any Fund will rise or fall. There can be no assurance that the price of any Fund will not close below its coupon threshold price on any eligible trading day during an observation period or below its downside threshold price on the final calculation day. The price of each Fund will be influenced by complex and interrelated political, economic, financial and other factors that affect that Fund and the securities held by that Fund. You should be willing to accept the downside risks associated with equities in general and each Fund in particular, and the risk of losing a significant portion or all of the principal amount.

•	Tax Treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” below.

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Funds

•	The Equity Securities Held By The XLE Fund Are Concentrated In The Energy Sector — All or substantially all of the equity securities held by the XLE Fund are issued by companies whose primary line of business is directly associated with the energy sector. Because the value of the securities is determined, in part, by the performance of the XLE Fund, an investment in the securities will be concentrated in the energy sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment

PPS-15

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

These or other factors or the absence of such factors could cause a downturn in the energy sector generally or regionally and could cause the value of some or all of the securities held by the XLE Fund to decline during the term of the securities.

•	The Equity Securities Held by the XLF Fund Are Concentrated in the Financial Sector — All or substantially all of the equity securities held by the XLF Fund are issued by companies whose primary line of business is directly associated with the financial sector. Because the value of the securities is determined, in part, by the performance of the XLF Fund, an investment in the securities will be concentrated in the financial sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector.

These or other factors or the absence of such factors could cause a downturn in the financial sector generally or regionally and could cause the value of some or all of the securities held by the XLF Fund to decline during the term of the securities.

•	The Equity Securities Held By The XLK Fund Are Concentrated In The Technology Industry — All or substantially all of the equity securities held by the XLK Fund are issued by companies whose primary line of business is directly associated with the technology industry. Because the value of the securities is determined, in part, by the performance of the XLK Fund, an investment in the securities will be concentrated in the technology industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Technology companies and companies that rely heavily on technology are vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face unpredictable changes in growth rates and competition for the services of qualified personnel.

These or other factors or the absence of such factors could cause a downturn in the technology industry generally or regionally and could cause the value of some or all of the securities held by the XLK Fund to decline during the term of the securities.

•	The Equity Securities Held By The XLV Fund Are Concentrated In The Health Care Sector — All or substantially all of the equity securities held by the XLV Fund are issued by companies whose primary line of business is directly associated with the health care sector. Because the value of the securities is determined, in part, by the performance of the XLV Fund, an investment in the securities will be concentrated in the health care sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

PPS-16

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

These or other factors or the absence of such factors could cause a downturn in the health care sector generally or regionally and could cause the value of some or all of the securities held by the XLV Fund to decline during the term of the securities.

•	Certain Features Of The Funds Will Impact The Value Of The Securities — The performance of each Fund will not fully replicate the performance of its underlying index, and each Fund may hold securities or other assets not included in its underlying index. The value of each Fund is subject to:

•	Management risk. This is the risk that the investment strategy for a Fund, the implementation of which is subject to a number of constraints, may not produce the intended results. Each Fund’s investment adviser may have the right to use a portion of that Fund’s assets to invest in shares of equity securities that are not included in its underlying index. Each Fund is not actively managed, and each Fund’s investment adviser will generally not attempt to take defensive positions in declining markets.

•	Derivatives risk. Each Fund may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus a Fund’s losses may be greater than if that Fund invested only in conventional securities.

•	Transaction costs and fees. Unlike its underlying index, each Fund will reflect transaction costs and fees that will reduce its performance relative to its underlying index.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the factors described above. In addition, a Fund may diverge significantly from the performance of its underlying index due to differences in trading hours between that Fund and the securities composing its underlying index or other circumstances. During periods of market volatility, the component securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of a Fund may vary substantially from the net asset value per share of that Fund. Because the securities are linked to the performance of the Funds and not the underlying indices, the return on your securities may be less than that of an alternative investment linked directly to the underlying indices.

•	Adjustments To A Fund Or An Underlying Index Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The investment adviser of a Fund (a “fund sponsor”) may add, delete or substitute the component securities held by that Fund or make changes to its investment strategy, and the sponsor of an underlying index may add, delete, substitute or adjust the securities composing that underlying index or make other methodological changes to that underlying index that could affect its performance. In addition, if the shares of a Fund are de-listed or if a Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund that the calculation agent determines to be comparable to that Fund or, if no successor fund is available, the calculation agent will calculate the value to be used as the fund closing price of that Fund. Any of these actions could adversely affect the value of the relevant Fund and, consequently, the value of the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation—Liquidation Events” in the product supplement.

•	Anti-Dilution Protection Is Limited, And The Calculation Agent Has Discretion To Make Anti-Dilution Adjustments — The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain events with a view to preserving the relative investment risks of the securities. However, the calculation agent might not make such adjustments in response to all events that could affect the shares of a Fund. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the product supplement.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included In Any Fund Or Underlying Index — Actions by any company whose securities are included in any Fund or underlying index may have an adverse effect on the price of its security, the closing price of such Fund on any eligible trading day during the observation periods, the ending price of such Fund and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be

PPS-17

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any Fund sponsor or underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the management or calculation of the applicable Fund or underlying index. We have derived the information about the sponsors, the Funds and the underlying indices contained in this pricing supplement and the accompanying underlying supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Fund, each underlying index and the sponsors. The sponsors will not be involved in the offering of the securities made hereby in any way, and the sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	The Historical Performance Of The Funds Is Not An Indication Of Their Future Performance — The historical performance of the Funds should not be taken as an indication of the future performance of the Funds. It is impossible to predict whether the fund closing prices of the Funds will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the prices of the Funds are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Fund and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Funds or the securities held by the Funds. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Funds and make any other determinations necessary to calculate any payments on the

PPS-18

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the price of a Fund is to be determined; if the shares of the Fund are de-listed or if the Fund is liquidated or otherwise terminated, selecting a successor fund or, if no successor fund is available, determining any value necessary to calculate any payments on the securities; and determining whether to adjust any variable described herein in the case of certain events related to the Fund that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of the Fund. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Funds on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Funds and the securities held by the Funds;

•	correlation (or lack of correlation) of the Funds;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Funds and the securities held by the Funds;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Expected To Be Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

PPS-19

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

PPS-20

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Hypothetical Returns

If we redeem the securities prior to stated maturity:

If we redeem the securities prior to stated maturity, you will receive the principal amount of your securities plus any contingent coupon payment otherwise due on the applicable optional redemption date. In the event we redeem the securities prior to stated maturity, your total return on the securities will equal any contingent coupon payments received prior to the optional redemption date and any contingent coupon payment received on the optional redemption date.

If we do not redeem the securities prior to stated maturity:

If we do not redeem the securities prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding any contingent coupon payment otherwise due). The performance factor of the lowest performing Fund on the final calculation day is calculated as its ending price divided by its starting price.

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
55.00%	$1,000.00
54.00%	$540.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity (excluding any contingent coupon payment otherwise due); any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If we do not redeem the securities prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

PPS-21

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid on a contingent coupon payment date. The examples do not reflect any specific contingent coupon payment date. The following examples reflect a hypothetical contingent coupon rate of 9.45% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, coupon threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and coupon threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical closing prices of the Funds, see the historical information set forth under the sections titled “The Energy Select Sector SPDR® Fund,” “The Financial Select Sector SPDR® Fund,” “The Technology Select Sector SPDR® Fund” and “The Health Care Select Sector SPDR® Fund” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. If we were to redeem the securities on the relevant contingent coupon payment date in either of the examples below, you would receive the principal amount on the contingent coupon payment date in addition to the contingent coupon payment, if any, and would not receive any further payments.

Example 1. The fund closing price of the lowest performing Fund on each eligible trading day during the relevant observation period is greater than or equal to its coupon threshold price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date.

	XLE Fund	XLF Fund	XLK Fund	XLV Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical lowest fund closing price during observation period:	$95.00	$115.00	$90.00	$105.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Lowest performance factor during observation period (lowest fund closing price during observation period divided by starting price):	95.00%	115.00%	90.00%	105.00%

Step 1: Determine whether the fund closing price of the lowest performing Fund on any eligible trading day during the relevant observation period was less than its hypothetical coupon threshold price.

In this example, the fund closing price of each Fund on each eligible trading day during the relevant observation period is greater than its hypothetical coupon threshold price.

Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on each eligible trading day during the relevant observation period is greater than or equal to its hypothetical coupon threshold price, you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $23.63 per security, determined as follows: (i) $1,000 multiplied by 9.45% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The fund closing price of the lowest performing Fund on at least one eligible trading day during the relevant observation period is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date.

	XLE Fund	XLF Fund	XLK Fund	XLV Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical lowest fund closing price during observation period:	$125.00	$55.00	$105.00	$90.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Lowest performance factor during observation period (lowest fund closing price during observation period divided by starting price):	125.00%	55.00%	105.00%	90.00%

Step 1: Determine whether the fund closing price of the lowest performing Fund on any eligible trading day during the relevant observation period was less than its hypothetical coupon threshold price.

In this example, the fund closing price of the XLF Fund on at least one eligible trading day during the relevant observation period was less than its hypothetical coupon threshold price.

PPS-22

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Step 2: Determine whether a contingent coupon payment will be paid on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on at least one eligible trading day during the relevant observation period is less than its hypothetical coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. This is the case even though the fund closing prices of the better performing Funds were each greater than their respective hypothetical coupon threshold prices on every eligible trading day during the relevant observation period, and would be the case even if the fund closing price of the XLF Fund was greater than or equal to its hypothetical coupon threshold price on every other eligible trading day during the relevant observation period.

As this example illustrates, whether you receive a contingent coupon payment on a contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on each eligible trading day during the relevant observation period. Therefore, if the fund closing price of any one of the Funds is less than its coupon threshold price on any eligible trading day during an observation period, you will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the fund closing price of the lowest performing Fund is greater than or equal to its coupon threshold price on every other eligible trading day during that observation period, and even if the better performing Funds perform favorably. The performance of the better performing Funds is not relevant to your return on the securities.

PPS-23

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities are not redeemed at our option prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price, fund closing prices and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price, coupon threshold price and downside threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical closing prices of the Funds, see the historical information set forth under the sections titled “The Energy Select Sector SPDR® Fund,” “The Financial Select Sector SPDR® Fund,” “The Technology Select Sector SPDR® Fund” and “The Health Care Select Sector SPDR® Fund” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Fund on each eligible trading day during the final observation period is greater than or equal to its coupon threshold price, and the ending price of the lowest performing Fund on the final calculation day is greater than its starting price. As a result, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive a final contingent coupon payment.

	XLE Fund	XLF Fund	XLK Fund	XLV Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical lowest fund closing price during final observation period:	$95.00	$80.00	$90.00	$85.00
Hypothetical ending price:	$135.00	$145.00	$125.00	$130.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$55.00	$55.00	$55.00	$55.00
Lowest performance factor during final observation period (lowest fund closing price during final observation period divided by starting price):	95.00%	80.00%	90.00%	85.00%
Performance factor on final calculation day (ending price divided by starting price):	135.00%	145.00%	125.00%	130.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the XLK Fund has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical downside threshold price, the maturity payment amount would equal the principal amount. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000.00 per security as well as the contingent coupon payment otherwise due because the hypothetical closing price of the lowest performing Fund on each eligible trading day during the final observation period was greater than its hypothetical coupon threshold price.

PPS-24

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Example 2. The fund closing price of the lowest performing Fund on at least one eligible trading day during the final observation period is less than its coupon threshold price, and the ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than its downside threshold price. As a result, the maturity payment amount is equal to the principal amount of your securities at maturity but you will not receive a final contingent coupon payment.

	XLE Fund	XLF Fund	XLK Fund	XLV Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical lowest fund closing price during final observation period:	$95.00	$45.00	$105.00	$90.00
Hypothetical ending price:	$115.00	$90.00	$110.00	$105.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$55.00	$55.00	$55.00	$55.00
Lowest performance factor during final observation period (lowest fund closing price during final observation period divided by starting price):	95.00%	45.00%	105.00%	90.00%
Performance factor on final calculation day (ending price divided by starting price):	115.00%	90.00%	110.00%	105.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the XLF Fund has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical downside threshold price, you would be repaid the principal amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000.00 per security, but no final contingent coupon payment since the hypothetical fund closing price of the lowest performing Fund on at least one eligible trading day during the final observation period was less than its hypothetical coupon threshold price. This is the case even though the fund closing prices of the better performing Funds were greater than their respective hypothetical coupon threshold prices on every eligible trading day during the relevant observation period, and even though the ending price of the XLF Fund was greater than its hypothetical coupon threshold price.

Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its coupon threshold price and its downside threshold price, the maturity payment amount is less than the principal amount of your securities at maturity and you do not receive a contingent coupon payment at maturity.

	XLE Fund	XLF Fund	XLK Fund	XLV Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical lowest fund closing price during final observation period:	$45.00	$105.00	$85.00	$70.00
Hypothetical ending price:	$45.00	$120.00	$90.00	$100.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$55.00	$55.00	$55.00	$55.00
Lowest performance factor during final observation period (lowest fund closing price during final observation period divided by starting price):	45.00%	105.00%	85.00%	70.00%
Performance factor on final calculation day (ending price divided by starting price):	45.00%	120.00%	90.00%	100.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the XLE Fund has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

PPS-25

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical downside threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $450.00 per security, but no contingent coupon payment because the hypothetical fund closing price of the lowest performing Fund on at least one eligible trading day during the final observation period was less than its hypothetical coupon threshold price.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, even if the ending prices of the other Funds have appreciated or have not declined below their respective downside threshold prices.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Fund on the final calculation day differ from the values assumed above, the results indicated above would be different.

PPS-26

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

The Energy Select Sector SPDR® Fund

According to publicly available information, the Energy Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Energy Select Sector Index (with respect to the XLE Fund, the “underlying index”). The underlying index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector, which currently includes companies in the following industries: oil, gas and consumable fuels; and energy equipment and services. For more information about the XLE Fund, see “Exchange-Traded Funds—The Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the XLE Fund displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the XLE Fund should not be taken as an indication of the future performance of the XLE Fund. Future performance of the XLE Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the XLE Fund during the term of the securities, including on any eligible trading day during an observation period or on the final calculation day. We cannot give you assurance that the performance of the XLE Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the XLE Fund for the period from January 1, 2019 to May 23, 2024. The closing price on May 23, 2024 was $91.24.

* The dotted line indicates a hypothetical coupon threshold price and a hypothetical downside threshold price of 60% and 55%, respectively, of the closing price of the XLE Fund on May 23, 2024. The actual coupon threshold price and downside threshold price will be equal to 60% and 55%, respectively, of the starting price of the XLE Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-27

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

The Financial Select Sector SPDR® Fund

According to publicly available information, the Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Financial Select Sector Index (with respect to the XLF Fund, the “underlying index”). The underlying index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector, which currently includes companies in the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. For more information about the XLF Fund, see “Exchange-Traded Funds—The Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the XLF Fund displayed in the graph below from Bloomberg without independent verification. The historical performance of the XLF Fund should not be taken as an indication of the future performance of the XLF Fund. Future performance of the XLF Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the XLF Fund during the term of the securities, including on any eligible trading day during an observation period or on the final calculation day. We cannot give you assurance that the performance of the XLF Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the XLF Fund for the period from January 1, 2019 to May 23, 2024. The closing price on May 23, 2024 was $41.36.

* The dotted line indicates a hypothetical coupon threshold price and a hypothetical downside threshold price of 60% and 55%, respectively, of the closing price of the XLF Fund on May 23, 2024. The actual coupon threshold price and downside threshold price will be equal to 60% and 55%, respectively, of the starting price of the XLF Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-28

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

The Technology Select Sector SPDR® Fund

According to publicly available information, the Technology Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Technology Select Sector Index (with respect to the XLK Fund, the “underlying index”). The underlying index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector, which currently includes companies in the following industries: technology hardware, storage and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. For more information about the XLK Fund, see “Exchange-Traded Funds—The Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the XLK Fund displayed in the graph below from Bloomberg without independent verification. The historical performance of the XLK Fund should not be taken as an indication of the future performance of the XLK Fund. Future performance of the XLK Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the XLK Fund during the term of the securities, including on any eligible trading day during an observation period or on the final calculation day. We cannot give you assurance that the performance of the XLK Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the XLK Fund for the period from January 1, 2019 to May 23, 2024. The closing price on May 23, 2024 was $213.39.

* The dotted line indicates a hypothetical coupon threshold price and a hypothetical downside threshold price of 60% and 55%, respectively, of the closing price of the XLK Fund on May 23, 2024. The actual coupon threshold price and downside threshold price will be equal to 60% and 55%, respectively, of the starting price of the XLK Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-29

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

The Health Care Select Sector SPDR® Fund

According to publicly available information, the Health Care Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Health Care Select Sector Index (with respect to the XLV Fund, the “underlying index”). The underlying index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector, which currently includes companies in the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. For more information about the XLV Fund, see “Exchange-Traded Funds—The Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the XLV Fund displayed in the graph below from Bloomberg without independent verification. The historical performance of the XLV Fund should not be taken as an indication of the future performance of the XLV Fund. Future performance of the XLV Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the XLV Fund during the term of the securities, including on any eligible trading day during an observation period or on the final calculation day. We cannot give you assurance that the performance of the XLV Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the XLV Fund for the period from January 1, 2019 to May 23, 2024. The closing price on May 23, 2024 was $144.91.

* The dotted line indicates a hypothetical coupon threshold price and a hypothetical downside threshold price of 60% and 55%, respectively, of the closing price of the XLV Fund on May 23, 2024. The actual coupon threshold price and downside threshold price will be equal to 60% and 55%, respectively, of the starting price of the XLV Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-30

Market Linked Securities—Callable with Contingent Coupon with Daily Observation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund due March 1, 2029

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including upon early redemption or redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent coupon payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent coupon payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent coupon payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to an observation period end-date but that can be attributed to an expected contingent coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

PPS-31